Ankura Consulting Group, LLC's Consent	EXHIBIT 23

The Dow Chemical Company:

Ankura Consulting Group, LLC (“Ankura”) hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Quarterly Report on Form 10-Q of The Dow Chemical Company for the period ended September 30, 2016, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company and Subsidiaries:

Form S-4:

No.	333-88443
333-209869

Form S-8:

Nos.	33-21748
33-52841
33-61795
333-27381
333-40271
333-43730
333-67414
333-91027
333-103518
333-103519
333-105080
333-122932
333-145015
333-162910
333-181356
333-199664
333-207634
333-209581
333-209582

/s/ B. THOMAS FLORENCE
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
October 27, 2016

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